EXHIBIT 1
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                                VOTING AGREEMENT

        VOTING AGREEMENT, dated as of August 31, 2005 (this "Agreement"), among Trinsic, Inc., a Delaware corporation ("Company"), and The 1818 Fund III, L.P. (the "Stockholder").

        WHEREAS, on July 15, 2005, the Company issued to the Stockholder 24,084.769 shares of Series H Preferred Stock, par value $0.01 per share (the "Preferred Stock"); and

        WHEREAS, the Stockholder was and remains the sole "beneficial owner" (as defined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and "beneficial ownership" having a meaning correlative to such definition) of all outstanding Preferred Stock; and

        WHEREAS, by its terms, the Preferred Stock has an aggregate voting strength of 61,755,817 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), or 2,564.1 Common Stock votes ("Votes") per share of Preferred Stock; and

        WHEREAS, under applicable rules of The Nasdaq SmallCap Market (the "Rules"), upon which the Common Stock is listed, the maximum permissible aggregate voting strength of the Preferred Stock is 58,743,339 Votes, or 2,439.0 Votes per share of Preferred Stock; and

        WHEREAS, under the Rules, the Preferred Stock is not permitted to vote upon its convertibility into Common Stock at a price that is below $0.41 per share; and

        WHEREAS, both the Company and the Stockholder derive substantial benefit from the listing of the Common Stock on The Nasdaq SmallCap Market; and

        WHEREAS, the Company and Stockholder have agreed to enter into this Agreement governing the voting and disposition of the Preferred Stock so as to achieve substantive compliance with the Rules thereby facilitating such listing.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        1. Voting of Shares. To the extent required by the Rules, the Stockholder, in respect of its Preferred Stock, and only in respect of its Preferred Stock, hereby agrees (1) not to vote in any matter submitted for a vote of holders of Common Stock seeking to approve the conversion of Preferred Stock into Common Stock at a price that is below $0.41 per share, and (2) not to vote 125.1 Votes per share of Preferred Stock (or 3,012,479 votes in aggregate in respect of all outstanding Preferred Stock) with respect to any other matter

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submitted for a vote of holders of Common Stock. The Stockholder further agrees not to vote in respect of its Preferred Stock, and only in respect of its Preferred Stock, in any matter submitted for a vote of holders of Common Stock after September 30, 2005, except to the extent required to amend the terms of the Preferred Stock relating to voting rights so as to comply with the Rules (the "Preferred Stock Amendment").

        2. Amendment of Exchange and Purchase Agreement. Section 10.1 of the Exchange and Purchase Agreement, dated as of July 15, 2005, by and among the Company and the Stockholder is hereby amended to the extent necessary to allow the Stockholder to comply with Section 1 of this Agreement.

        3. No Transfer of Beneficial Ownership of Shares. The Stockholder hereby covenants and agrees that it will not, directly or indirectly, transfer beneficial ownership of the Preferred Stock to any person prior to consummation of the Preferred Stock Amendment.

        4. Termination of Agreement. This Agreement shall terminate upon the earlier of (1) approval of the conversion of the Preferred Stock into Common Stock at a price that is below $0.41 per share by the holders of Common Stock in a manner consistent with this Agreement and (2) the consummation of the Preferred Stock Amendment.

        5. Preferred Stock Amendment. If the approval of conversion of the Preferred Stock into Common Stock at a price that is below $0.41 per share by the holders of Common Stock, in a manner consistent with this Agreement, has not occurred on or before Sepember 30, 2005, the Company agrees to promptly call for a special meeting of stockholders, and commence a related proxy solicitation, for the purpose of seeking approval of the Preferred Stock Amendment. The Stockholder hereby agrees to vote, in respect of its Preferred Stock and its Common Stock, in favor of any such proposal to adopt the Preferred Stock Amendment.

        6. No Third Party Beneficiaries. No provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any person other than the parties hereto.

        7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE.



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        IN WITNESS WHEREOF, the Company and the Stockholder have duly executed this Agreement, as of the date first written above.

COMPANY:

TRINSIC, INC.

By:  /s/ Horace J. Davis, III
     ------------------------------------
     Name:    Horace J. Davis, III
     Title:   Chief Executive Officer



STOCKHOLDER:

THE 1818 FUND III, L.P.

By:  BROWN BROTHERS HARRIMAN & CO.
     General Partner

By:  /s/ Lawrence C. Tucker
     ------------------------------------
     Name:    Lawrence C. Tucker
     Title:   Partner
     Address: 140 Broadway, New York, NY 10005